Exhibit 5.1

O’Melveny & Myers LLP 7 Times Square, 30th Floor New York, NY 10036	T: +1 212 326-2000 F: +1 212 326-2061 omm.com	File Number: 0255997 - 00004

August 28, 2023

Faraday Future Intelligent Electric Inc.

18455 S Figueroa St.

Los Angeles, California 90248

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time of up to an aggregate of 16,110,607 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), by the selling stockholders identified in the Registration Statement (collectively with any of such stockholders’ transferees, pledgees, donees or successors, the “Selling Stockholders”), which shares were previously issued pursuant to a Securities Purchase Agreement, dated as of May 8, 2023, as amended from time to time (the “May Unsecured SPA”) between the Company and the certain Selling Stockholders named therein and a Securities Purchase Agreement, dated as of August 4, 2023, as amended from time to time (the “August Unsecured SPA”) between the Company and the certain Selling Stockholders named therein, and consists of (i) 1,033,175 shares of Common Stock (the “Issued Note Shares”) which were issued upon the conversion of certain convertible notes pursuant to the May Unsecured SPA (such convertible notes issued or issuable under the May Unsecured SPA being referred to herein as the “May Unsecured SPA Notes”), (ii) 13,336,666 shares of Common Stock issuable upon the conversion of May Unsecured SPA Notes (the “Issuable May Note Shares”), (iii) 970,583 shares of Common Stock (the “Issuable May Warrant Shares") issuable upon the exercise of certain warrants pursuant to the May Unsecured SPA (such warrants issued or issuable under the May Unsecured SPA being referred to herein as the “May Unsecured SPA Warrants”), (iv) 1,688,968 shares of Common Stock (the “Issuable August Note Shares") issuable upon the conversion of certain convertible notes pursuant to the August Unsecured SPA (such convertible notes issued or issuable under the August Unsecured SPA being referred to herein as the “August Unsecured SPA Notes”) and (v) 114,390 shares of Common Stock (the “Issuable August Warrant Shares") issuable upon the exercise of certain warrants pursuant to the August Unsecured SPA (such warrants issued or issuable under the August Unsecured SPA being referred to herein as the “August Unsecured SPA Warrants”).

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, including all amendments thereto, as presently in effect (the “Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company, including all amendments thereto, as presently in effect (the “Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”);

(iv)	the May Unsecured SPA;

(v)	the August Unsecured SPA; and

(vi)	resolutions of the Board of Directors of the Company relating to the registration of the securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have also assumed that, at or prior to the time of delivery of any security, (i) the Registration Statement has been declared effective by the Commission and such effectiveness has not been terminated or rescinded, (ii) there has not occurred any change in law or further action by the Board of Directors of the Company affecting the validity or enforceability of such security, and (iii) all securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any security to be established after the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	The Issued Note Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

2.	The May Unsecured SPA Notes have been duly authorized by all necessary corporate action on the part of the Company and constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. We are of the opinion that the Issuable May Note Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization and the May Unsecured SPA, and upon payment for and delivery of the Issuable May Note Shares as contemplated in accordance with the May Unsecured SPA, the Issuable May Note Shares will be validly issued, fully paid and non-assessable.

3.	The May Unsecured SPA Warrants have been duly authorized by all necessary corporate action on the part of the Company and constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. We are of the opinion that the Issuable May Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization and the May Unsecured SPA Warrants, and upon payment for and delivery of the Issuable May Warrant Shares as contemplated in accordance with the May Unsecured SPA Warrants, the Issuable May Warrant Shares will be validly issued, fully paid and non-assessable.

4.	The August Unsecured SPA Notes have been duly authorized by all necessary corporate action on the part of the Company and constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Upon the conversion of the outstanding August Unsecured SPA Notes in accordance with the August Unsecured SPA, the Issuable August Note Shares will be validly issued, fully paid and non-assessable.

5.	The August Unsecured SPA Warrants have been duly authorized by all necessary corporate action on the part of the Company and constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Upon the exercise of the outstanding August Unsecured SPA Warrants in accordance with the August Unsecured SPA, the Issuable August Warrant Shares will be validly issued, fully paid and non-assessable.

Our opinions in paragraphs 2, 3, 4 and 5 assume that, upon issuance of the Issuable May Note Shares, the Issuable May Warrant Shares, the Issuable August Note Shares and the Issuable August Warrant Shares, as applicable, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Certificate of Incorporation. The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. The law covered in paragraph 2 of this opinion as to the enforceability of the Warrants is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus under the heading “Legal Matters.” This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers

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